Exhibit 10.15

AMENDMENT #6

This amendment of lease is made on June 30, 2012 between SUNTREE GARDENS, LLC (“Lessor”) and SORRENTO THERAPEUTICS, INC., A DELAWARE CORPORATION, (“Lessee”).

I.	Recital: This amendment of lease is made with reference to the following facts and objectives:

A.	Sorrento Therapeutics, Inc., a Delaware Corporation (Lessee) and, Suntree Garden, LLC (Lessor) are parties to that certain lease made and entered into as of July 28, 2009 (“Original Lease”), and amended on August 1, 2009 (“First Amendment”), October 1, 2009 (Amendment #2), November 11, 2010 (Amendment #3), January 17, 2011 (Amendment #4), and February 9, 2012 (Amendment #5), relating to the Premises located in the Building at 6042 Cornerstone Court West, San Diego, CA 92121

B.	The parties to the lease desire to amend the lease term and commencement date of Suite B.

C.	Now, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree and modify the lease as follows:

II.	Premises: In Amendment #5, dated February 9, 2012, the premises was increased to include Suite B, located on the second floor of 6042 Cornerstone Court West, San Diego, CA. The size of Suite B is approximately 3,216 square feet. The actual size shall be confirmed per BOMA standards.

III.	Lease Term: The lease term for Suite B remains to be 60 months. The lease commencement date is now changed from April 1, 2012 to May 1, 2012. The lease termination date is changed from March 31, 2017 to April 30, 2017.

IV.	Effective of Lease: Except as set forth in this executed Amendment #6 to the Lease, all other terms and conditions of the Original Lease, as amended by previous amendments, shall continue in full force and effect.

In witness thereof, the parties hereto execute this agreement on the dates indicated below:

Lessor		Lessee

SUNTREE GARDEN LLC.		SORRENTO THERAPEUTICS, Inc., a Delaware Corporation

By:	/s/ David Wen	By:	/s/ Henry Ji
Title:	Managing Member	Title:	Interim CEO
Date:	July 3, 2012	Date:	July 2, 2012